UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2016 (March 15, 2016)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, Philip J. Cavatoni notified Alpha Natural Resources, Inc. (the “Company”) of his intention to voluntarily resign, effective as of March 23, 2016 (the “Transition Date”), from his position as Chief Financial and Strategy Officer. He will continue to serve as Executive Vice President until April 1, 2016.

On March 18, 2016, the Company’s Board of Directors (the “Board”) elected Andrew Eidson to the position of Executive Vice President and Chief Financial Officer, effective as of the Transition Date.

Mr. Eidson, 40, has served as the Senior Vice President, Strategy and Business Development for the Company’s wholly-owned subsidiary Alpha Natural Resources Services, LLC since December 2015, having previously served as Vice President, Mergers and Acquisitions. Prior to joining the Company in July 2010, Mr. Eidson served in several financial positions across industry sectors, including at PricewaterhouseCoopers LLP, Eastman Chemical Company, and most recently at Penn Virginia Resource Partners, where he led mergers and acquisitions projects for the coal segment and managed the budgeting and planning process. Mr. Eidson holds a bachelor of science degree, cum laude, in commerce and business administration from the University of Alabama and a master of business administration degree from Milligan College.

In connection with Mr. Eidson’s appointment, the Compensation Committee of the Board approved an annual base salary of $400,000, effective as of the Transition Date. Other elements of Mr. Eidson’s compensation have not yet been determined. This information will be provided by an amendment to this report within four business days after the information has been determined.

On March 18, 2016, the Company issued a press release regarding these matters that is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued March 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

March 18, 2016	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release issued March 18, 2016.